Exhibit 4.2
                                                                     -----------

                         SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated September 20, 1999 (the "Instrument"), among Salomon Brothers Mortgage Securities VII, Inc. as seller (the "Depositor"), Firstar Bank, N.A. as trustee (the "Trustee") of the Salomon Brothers Mortgage Securities VII, Inc. Floating Rate Mortgage Pass-Through Certificates, Series 1999-NC4 and U.S. Bank National Association, as trust administrator (the "Trust Administrator"), and pursuant to the Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, New Century Mortgage Corporation as master servicer, the Trustee as trustee and the Trust Administrator as trust administrator, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.  Conveyance of Subsequent Mortgage Loans.
                              ---------------------------------------

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trust Administrator each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee, the Trust Administrator and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, among the Depositor as purchaser, the Master Servicer as originator and NC Capital Corporation as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.  Representations and Warranties; Conditions
                              Precedent.
                              ------------------------------------------

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.11 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.  Recordation of Instrument.
                              -------------------------

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.  Governing Law.
                              -------------

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.  Counterparts.
                              ------------

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.  Successors and Assigns.
                              ----------------------

         This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                            SALOMON BROTHERS MORTGAGE
                                            SECURITIES VII, INC.


                                            By:
                                                --------------------------------
                                            Name:    Matthew R. Bollo
                                            Title:   Assistant Vice President



                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as trust administrator


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:



                                            FIRSTAR BANK, N.A.,
                                            as trustee


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


Attachments
- -----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Depositor's Officer's certificate.
D.       Opinions of Depositor's counsel (bankruptcy, corporate).
E.       Trustee's Certificate.
F.       Opinion of Trustee's Counsel.
G.       Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A
                                  ------------


                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.   Subsequent Cut-off Date: September 1, 1999
                  2.   Subsequent Transfer Date: September 20, 1999
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $______________
                  4.   Purchase Price:  100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date is true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to 1.00% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Subsequent Cut-off Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 358 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.00% the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 2 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 6.250% or greater than 15.000%; (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchased by the Depositor; (viii) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before October 1, 1999; and
(ix) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.

         C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) will, as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 6.130% and not more than 15.000%; (iii) have a weighted average Loan-to-Value Ratio of not more than 79.30%; (iv) have no Mortgage Loan with a principal balance in excess of $1,000,000 and (v) have a weighted average Gross Margin of not less than 6.150%, in each case, as applicable, by aggregate principal balance of the Mortgage Loans as of the Subsequent Cut-off Date. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.